Exhibit 99.1

Digimarc Reports Third Quarter 2016 Financial Results

Beaverton, Ore. — November 2, 2016 — Digimarc Corporation (NASDAQ: DMRC) reported financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Financial Results

Revenue for the third quarter of 2016 totaled $5.6 million compared to $5.4 million in the same quarter a year-ago. The increase was primarily due to higher service revenue.

Operating expenses for the third quarter of 2016 totaled $8.7 million compared to $7.8 million in the third quarter of 2015. The increase was primarily due to higher investments in sales and marketing as the company continues to address important opportunities in market development and delivery for Digimarc Discover and Digimarc Barcode.

Operating loss for the third quarter of 2016 totaled $5.3 million compared to an operating loss of $4.5 million in the same quarter a year-ago. The higher operating loss was primarily due to higher operating expenses.

Net loss for the third quarter of 2016 totaled $5.2 million or $(0.55) per diluted share, compared to a net loss of $4.5 million or $(0.54) per diluted share in the third quarter of 2015.

At quarter-end, cash, cash equivalents and marketable securities totaled $66.3 million, compared to $31.9 million at June 30, 2016. The increase was due to proceeds from the sale of common stock in an underwritten public offering completed in August 2016.

Conference Call

Digimarc will hold a conference call later today (Wednesday, November 2, 2016) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay via the investor section of the company's website.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 8340839

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is the inventor of Digimarc Discover® software and the imperceptible Digimarc Barcode for automatically identifying and interacting with virtually any media. Digimarc Discover software enables industrial scanners, smartphones, tablets and other computer interfaces to reliably, efficiently and economically identify traditional barcoded items, along with many other media objects. Digimarc Barcodes are imperceptible to people and do all that visible barcodes do, but perform better. They can be applied to virtually all forms of media. These remarkable capabilities have allowed Digimarc and its business partners to supply a wide range of patented consumer engagement, media management and security solutions across multiple consumer and government industry sectors. Digimarc owns an extensive intellectual property portfolio, with patents in digital watermarking, content identification and management, media object discovery, and intuitive computing more generally. For more information and the latest news, please visit www.digimarc.com and follow on Twitter at @Digimarc.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding market opportunities for Digimarc Discover and Digimarc Barcode, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company's Form 10-K for the year ended December 31, 2015 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Nine Month Information
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Revenue:
Service	$3,252	$3,072	$9,650	$9,808
Subscription	1,417	1,561	4,374	4,947
License	907	753	2,589	2,418
Total revenue	5,576	5,386	16,613	17,173

Cost of revenue:
Service	1,455	1,204	4,288	4,279
Subscription	600	808	1,856	2,428
License	107	86	302	256
Total cost of revenue	2,162	2,098	6,446	6,963

Gross profit:
Service	1,797	1,868	5,362	5,529
Subscription	817	753	2,518	2,519
License	800	667	2,287	2,162
Total gross profit	3,414	3,288	10,167	10,210

Gross margin:
Service	55%	61%	56%	56%
Subscription	58%	48%	58%	51%
License	88%	89%	88%	89%
Percentage of gross profit to total revenue	61%	61%	61%	59%

Operating expenses:
Sales and marketing	2,945	2,309	8,756	6,497
Research, development and engineering	3,291	3,236	9,975	9,345
General and administrative	2,039	1,847	6,185	6,033
Intellectual property	394	367	1,290	1,025
Total operating expenses	8,669	7,759	26,206	22,900

Operating loss	(5,255)	(4,471)	(16,039)	(12,690)

Other income, net	69	29	157	84

Loss before income taxes	(5,186)	(4,442)	(15,882)	(12,606)

Provision for income taxes	(12)	(27)	(34)	(25)
Net loss	$(5,198)	$(4,469)	$(15,916)	$(12,631)

Earnings (loss) per common share:
Loss per common share - basic	$(0.55)	$(0.54)	$(1.79)	$(1.56)
Loss per common share - diluted	$(0.55)	$(0.54)	$(1.79)	$(1.56)
Weighted average common shares outstanding - basic	9,506	8,309	8,878	8,101
Weighted average common shares outstanding - diluted	9,506	8,309	8,878	8,101

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents (1)	$24,647	$3,160
Marketable securities (1)	29,819	33,027
Trade accounts receivable, net	2,521	4,616
Other current assets	1,924	1,487
Total current assets	58,911	42,290
Marketable securities (1)	11,842	2,999
Property and equipment, net	3,443	3,010
Intangibles, net	6,459	6,613
Goodwill	1,114	1,114
Other assets	394	338
Total assets	$82,163	$56,364

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,487	$1,657
Deferred revenue	1,605	3,023
Total current liabilities	3,092	4,680
Deferred rent and other long-term liabilities	949	226
Total liabilities	4,041	4,906

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	11	9
Additional paid-in capital	120,017	77,439
Accumulated deficit	(41,956)	(26,040)
Total shareholders' equity	78,122	51,458

Total liabilities and shareholders' equity	$82,163	$56,364

(1)	Aggregate cash, cash equivalents, short- and long-term marketable securities was $66,308 and $39,186 at September 30, 2016 and December 31, 2015, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Nine Month Information
	September 30,	September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(15,916)	$(12,631)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	1,016	930
Amortization and write-off of intangibles	876	794
Changes in allowance for doubtful accounts	-	16
Stock-based compensation	4,162	3,857
Changes in operating assets and liabilities:
Trade accounts receivable	2,095	1,842
Other current assets	(437)	(251)
Other assets	(56)	66
Accounts payable and other accrued liabilities	680	280
Deferred revenue	(1,407)	(1,929)
Net cash used in operating activities	(8,987)	(7,026)

Cash flows from investing activities:
Purchase of property and equipment	(1,565)	(747)
Capitalized patent costs	(623)	(646)
Maturity of marketable securities	35,182	27,151
Purchase of marketable securities	(40,817)	(25,786)
Net cash used in investing activities	(7,823)	(28)

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	39,700	12,896
Exercise of stock options	476	1,321
Purchase of common stock	(1,879)	(1,833)
Net cash provided by financing activities	38,297	12,384

Net increase in cash and cash equivalents (2)	$21,487	$5,330

Cash, cash equivalents and marketable securities at beginning of period	39,186	39,072
Cash, cash equivalents and marketable securities at end of period	66,308	43,037
(2) Net decrease in cash, cash equivalents and marketable securities	$27,122	$3,965

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